UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2025
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of the Annual Meeting of Stockholders

An Annual Meeting of Stockholders (the “AGM”) of the Company was held on February 28, 2025 to approve the agenda items described below.

Proxies for the AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 22,241,878 shares (38.92% of the 57,141,186 issued and outstanding shares of the Company’s common stock entitled to vote as of January 30, 2025, the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business and were voted at the AGM. The agenda items submitted at the AGM were passed as described below. Percentages indicated below reflect the percentage of the total number of shares voted at the AGM with respect to that agenda item.

Agenda Item 1.	To elect five directors:

Nominee	For		Withheld
Martin Shen	7,526,368	96.76%	251,978	3.24%
Hsien Loong Wong	7,502,064	96.45%	276,282	3.55%
Yew Poh Leong	7,362,738	94.66%	415,608	5.34%
Eng Ho Ng	7,351,681	94.51%	426,665	5.49%
Tuck Seng Low	7,378,968	94.87%	399,378	5.13%

There were 14,463,532 broker non-votes with respect to this agenda item. Votes that were withheld and broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on this agenda item.

Agenda Item 2.  To ratify the appointment of CT International LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2025. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
21,868,997	98.32%	191,416	0.86%	181,465	0.82%

There were no broker non-votes with respect to this agenda item. Abstentions were counted for purposes of determining the presence or absence of a quorum, and abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item.

Agenda Item 3.  To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
7,265,365	93.40%	368,612	4.74%	144,369	1.86%

There were 14,463,532 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be “votes cast”, and therefore had no effect on the vote with respect to this agenda item.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

Effective on February 28, 2025, following the annual meeting the Company’s Board of Directors re-appointed the following officers:

Martin Shen	President and Chief Executive Officer; and

Yew Hon Lee	Chief Financial Officer, Secretary and Treasurer.

In addition, on March 4, 2025, the Company issued a news release announcing the results of the AGM. A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated March 4, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: March 4, 2025	By:	/s/ Martin J. Shen
Martin J. Shen President, CEO and Director